Exhibit 3.1(v)
                    ARTICLES OF INCORPORATION

                                OF

                         BIO-THRUST, INC.

     The undersigned, being the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of the Revised Utah Business Corporations Act, and the acts amendatory thereof, and hereinafter sometimes referred to as the general corporation law of the State of Utah, does hereby adopt and make the following Articles of Incorporation:

                      ARTICLE ONE -- NAME

       The name of the corporation (hereinafter called the "Corporation") is "BIO-THRUST, INC."

                    ARTICLE TWO -- DURATION

     The Corporation shall have perpetual existence.

                    ARTICLE THREE -- PURPOSE

     This Corporation is authorized to conduct any and all lawful business, activity or enterprise for which corporations may be organized under Utah law.

                 ARTICLE FOUR-- CAPITALIZATION

     The number of shares the Corporation is authorized to issue is one hundred and fifty million (150,000,000) shares, having a par value of one one-hundredth of a cent ($0.0001) per share, and the Corporation is authorized to issue, and/or grant options and/or warrants to purchase, or otherwise acquire, shares of the common stock of the Corporation, upon such terms and for such consideration as the Board of Directors of the Corporation shall determine. All shares of stock of this Corporation shall be of the same class, namely, common capital shares, and shall have the same rights and preferences. Fully paid shares of stock of this Corporation shall not be subject to any further call or assessment. The Corporation shall have the right to purchase, take or otherwise acquire its own shares to the full extent permitted under Utah law.

               ARTICLE FIVE -- PRE-EMPTIVE RIGHTS

     The authorized and treasury stock of this Corporation may be issued at such time and upon such terms and conditions and for such consideration, as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire shares of common stock of this Corporation.

     ARTICLE SIX -- REGISTERED OFFICE AND REGISTERED AGENT

     The name of the Corporation's resident agent is John Michael Coombs, Esq., of and for MABEY & COOMBS, L.C., 3098 South Highland Drive, Suite 323, Salt Lake City, Utah 84106-6001. The mailing address and the street address of the said resident agent are identical.

           ARTICLE SEVEN -- GOVERNING BOARD/DIRECTORS

     The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director."

     The number of members constituting the first Board of Directors of the Corporation is three (3), and the name and address, either residence or business, of each of said members are as follows:

               Name                          Address

          John Michael Coombs      3098 S. Highland Drive, Suite 323
                                   Salt Lake City, Utah  84106-6001

          George J. Cayias         1760 South 1100 East
                                   Salt Lake City, Utah  84105

          Dorothy C. Coombs        2435 Scenic Drive
                                   Salt Lake City, Utah 84109

     The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than three. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors for any reason, may be filled by the appointment of the remaining director(s).

             ARTICLE EIGHT -- CONFLICTS OF INTEREST

     No contract or other transaction between this Corporation and any other corporation, entity or person shall be affected by the fact that a director or officer of this Corporation is interested in, or is a director or other officer of such other corporation. Any director or officer, individually or with others, may be a party to or may be interested in any transaction of this Corporation or any transaction in which this Corporation is interested. No contract or other transaction of this Corporation with any person, firm or corporation shall be affected by the fact that any director or officer of this Corporation is (a) a party to, or is interested in such contract, act or transaction; or (b) in some way connected with such person, firm or corporation or will benefit thereby. Each person who is now or may become a director or officer of this Corporation is hereby relieved from and indemnified against any liability that might otherwise obtain in the event such director or officer contracts with the Corporation for the benefit of such director, officer or any firm, association or corporation in which such director or officer may be interested in any way, provided such director or officer acts in good faith.

         ARTICLE NINE -- ELIMINATING PERSONAL LIABILITY

     The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the general corporation law of the State of Utah, as the same may be amended and supplemented.

                 ARTICLE TEN -- INDEMNIFICATION

     The Corporation shall, to the fullest extent permitted by the general corporation law of the State of Utah, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    ARTICLE ELEVEN -- AMENDMENT OF ARTICLES OF INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. The Board of Directors shall also have the power to amend the articles, or change the Corporation's name, if, and to the full extent, permitted under Utah law.

      ARTICLE TWELVE -- VOTING OF SHARES/CUMULATIVE VOTING

     In any election participated in by the shareholders, each shareholder shall have one (1) vote, either in person or by proxy, for each share of stock standing in his or her name on the books of the Corporation.

     Cumulative voting of the shares of this Corporation shall not be permitted.

           ARTICLE THIRTEEN -- CONTROL SHARES ACQUISITIONS

     The Corporation expressly opts-out of, or elects not to be governed by, the "Control Shares Acquisitions Act," namely, Utah Code Ann. Section 61-6-1 et seq. all as permitted under Utah Code Ann. Section 61-6-6.

          ARTICLE FOURTEEN -- MEETINGS OF SHAREHOLDERS

     At any meeting of the shareholders of this Corporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum, and if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by law or by these Articles of Incorporation. This Corporation shall also have the power and authority to conduct shareholders' meetings by written consent of a majority.

     Unless otherwise set forth in the By-laws, if nothing material happens with respect to the business and operations of the Corporation during any fiscal year, the Board of Directors, in their discretion, shall not be required to call a shareholders' meeting each and every year for the sole purpose of electing new directors.

                   ARTICLE FIFTEEN -- BY-LAWS

     By-laws of this Corporation may be adopted by the Board of Directors, which shall also have the power to alter, amend or repeal the same from time to time as permitted under Utah law.

                ARTICLE SIXTEEN -- INCORPORATOR

     The name and residence address of the incorporator is:

     Name                               Address

     John Michael Coombs                2435 Scenic Drive
                                        Salt Lake City, Utah 84109


     IN WITNESS WHEREOF, the undersigned hereby executes these Articles of Incorporation of BIO-THRUST, INC., a Utah corporation, on the 2nd day of April, 2004.




                                   /s/John Michael Coombs
                                   John Michael Coombs